As filed with the Securities and Exchange Commission on December 1, 1995
                                       Registration No.
=============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549



                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933


                               C-TEC CORPORATION
            (Exact name of registrant as specified in its charter)

           Pennsylvania                                23-2093008
 (State or other jurisdiction of                    (I.R.S. Employer
  incorporation or organization)                   Identification No.)

                            105 Carnegie Center
                        Princeton, New Jersey 08540
       (Address of principal executive offices, including zip code)

                              ----------------

                              C-TEC CORPORATION
                             EXECUTIVE ONE-FOR-ONE
                              STOCK PURCHASE PLAN
                           (Full title of the plan)


                           RAYMOND B. OSTROSKI, ESQ.
                 Executive Vice President and General Counsel
                               C-TEC Corporation
                              105 Carnegie Center
                          Princeton, New Jersey 08540
                    (Name and address of agent for service)

                                (609) 734-3700
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                                                                 Proposed              Proposed
                                                                  Maximum              Maximum            Amount of
                                           Amount to be          Offering              Aggregate         Registration
 Title of Securities to be Registered      Registered*       Price Per Share**      Offering Price**         Fee
---------------------------------------    ------------      -----------------      ----------------     --------------
Common Stock, par value
  $1.00 per share......................        400,000           $27.00               $10,800,000            $3,725.00
=======================================================================================================================

* In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate number of additional shares which may be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions.

** Estimated pursuant to Rule 457 of the General Rules and Regulations under the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, based on the average of the high and low sales prices of the securities being registered hereby on the NASDAQ Stock Exchange Composite Tape on November 30, 1995.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

   The registrant, C-TEC Corporation, a Pennsylvania corporation (the "Company" or the "Registrant"), incorporates by reference in this registration statement (the "Registration Statement") the following documents which have been filed with Securities and Exchange Commission:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

      (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1994.

      (c) The description of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Company's Current Report on Form 8-K/A, dated November 21, 1995, filed pursuant to Section 13 or 15(d) of the Exchange Act, and all amendments thereto or reports filed for the purpose of updating such description.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and be a part of this Registration Statement from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

   Not Applicable.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

   Not Applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

   Reference is made to Sections 1741 and 1742 of the 1988 Business Corporation Law of the Commonwealth of Pennsylvania, which provide for indemnification of directors and officers in certain circumstances. In addition, Article IV of the By-Laws of the Company provides that, except as prohibited by law, any director or officer of the Company is entitled to be indemnified in any action or proceeding in which he or she may be involved by virtue of holding such position.

   In addition, the Company maintains a directors' and officers' liability insurance policy.

   For the undertaking with respect to indemnification, see Item 9 herein.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

   Not Applicable.

Item 8.  Exhibits.
         --------

      4.1 Articles of Incorporation of the Registrant as amended and restated on April 24, 1986 and as further amended on November 25, 1991 (incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
           1994).

      4.2 By-Laws of the Registrant, as amended through October 28, 1993 (incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
           1994).

      5    Opinion of Raymond B. Ostroski.

      10   Form of C-TEC Corporation Executive One-for-One Stock Purchase Plan.

      23.1 Consent of Coopers & Lybrand L.L.P., independent public accountants.

      23.2 Consent of Raymond B. Ostroski (included in Exhibit 5).

      24   Power of attorney.


Item 9.  Undertakings.
         ------------

   (a)  The undersigned Registrant hereby undertakes:

   (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

   (3) to remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its nature is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

   Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilkes-Barre, Commonwealth of Pennsylvania, on December 1, 1995.

                                        C-TEC CORPORATION


                                        By: /s/ Raymond B. Ostroski
                                            ---------------------------
                                            Name:   Raymond B. Ostroski
                                            Title:  Attorney-in-Fact



                                   FORM S-8
                               C-TEC CORPORATION
                             EXECUTIVE ONE-FOR-ONE
                              STOCK PURCHASE PLAN

                                EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------

  4.1 Articles of Incorporation of the Registrant as amended and restated on April 24, 1986 and as further amended on November 25, 1991. (Incorporated herein by reference to Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

  4.2 By-Laws of the Registrant, as amended through October 28, 1993. (Incorporated herein by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994).

  5            Opinion of Raymond B. Ostroski.

 10            Form of C-TEC Corporation Executive One-for-One Stock Purchase
               Plan.

 23.1 Consent of Coopers & Lybrand L.L.P., independent public accountants.

 23.2          Consent of Raymond B. Ostroski (included in Exhibit 5).

 24            Powers of attorney for:

                    David C. McCourt, Director,
                    Chairman, and Chief Executive Officer

                    Michael J. Mahoney, President
                      and Chief Operating Officer

                    Richard R. Jaros, Director

                    Robert E. Julian, Director

                    Thomas C. Stortz, Director

                    David C. Mitchell, Director

                    Frank M. Henry, Director

                    Daniel E. Knowles, Director

                    Eugene Roth, Director

                    Stuart E. Graham, Director

                    Walter Scott, Jr., Director

                    James Q. Crowe, Director
_________
(1)  Incorporated by Reference.